UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 16, 2017, Quidel Corporation (the “Company” or "Quidel") held its Annual Meeting of Stockholders at 8:30 a.m. local time at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92037. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	29,272,632	378,664	2,120,722
Douglas C. Bryant	29,272,156	379,140	2,120,722
Kenneth F. Buechler	29,263,614	387,682	2,120,722
Mary Lake Polan	29,250,125	401,171	2,120,722
Jack W. Schuler	29,252,453	398,843	2,120,722
Charles P. Slacik	29,273,677	377,619	2,120,722
Kenneth J. Widder	28,917,899	733,397	2,120,722
Proposal No. 2
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company's 2017 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
31,562,413	187,893	21,712
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,508,849	87,189	55,258	2,120,722
Proposal No. 4
The Company’s stockholders voted, on an advisory basis, on frequency of future advisory votes on executive compensation as follows:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
1,698,165	9,167	27,910,830	33,134	2,120,722

In accordance with the voting results for this proposal, the board of directors of the Company has determined that the Company will continue to hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year. The next advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2023 annual meeting of stockholders.

Item 7.01    Regulation FD Disclosure.
On May 16, 2017, Quidel Corporation issued a press release announcing the completion of its acquisition of the InflammaDry® and AdenoPlus® eye-health businesses from RPS Diagnostics for approximately $14 million in cash. Quidel anticipates initial annualized revenues of approximately $4 to $5 million for these eye-health businesses upon transition of the businesses to Quidel. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.
The information in this current report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this current report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Forward-Looking Statements: The anticipated annualized revenues set forth in this Form 8-K reflect the Company’s preliminary estimates and are subject to change. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 16, 2017, announcing the completion of the Company's acquisition of the InflammaDry® and AdenoPlus® eye-health businesses from RPS Diagnostics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	SVP, Business Development & General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 16, 2017, announcing the completion of the Company's acquisition of the InflammaDry® and AdenoPlus® eye-health businesses from RPS Diagnostics.